Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Stratford American Corporation:


     We consent to the inclusion of our report dated May 10, 2001, with respect to the balance sheets of SA Oil and Gas Corporation as of December 31, 2000 and 1999 and the related statements of operations, stockholders' deficit and cash flows for the years then ended, which report appears in the Form 8-K of Stratford American Corporation dated June 29, 2001.


/s/ KPMG LLP

KPMG LLP
Phoenix, Arizona
June 29, 2001